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                                                                 EXHIBIT 11.1

                            THRUSTMASTER, INC.
                     STATEMENTS REGARDING COMPUTATION
                           OF PER SHARE EARNINGS
            (Dollars in thousands, except net loss per share)
                                (Unaudited)

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
                                                  Three Months Ended          Six Months Ended
                                                        June 30,                   June 30,
                                                  -------------------        -------------------
                                                    1999       1998           1999         1998
                                                  -------     -------        -------     -------
Weighted average number of
  common shares outstanding - basic                 4,874       4,372          4,829       4,337

Common stock equivalents
  arising from stock options                          -           -              -           -
                                                  -------     -------        -------     -------

Weighted average number of
  common shares outstanding - diluted               4,874       4,372          4,829       4,337
                                                  =======     =======        =======     =======

Net loss from continuing operations               $(5,113)    $  (203)        $(5,315)   $  (406)
                                                  =======     =======        =======     =======

Net loss from discontinued operations             $(5,011)    $(2,626)       $(5,207)    $(3,664)
                                                  =======     =======        =======     =======

Net loss per share from continuing operations:
  Basic                                           $ (1.05)    $ (0.05)       $ (1.10)    $ (0.09)
                                                  =======     =======        =======     =======
  Diluted                                         $ (1.05)    $ (0.05)       $ (1.10)    $ (0.09)
                                                  =======     =======        =======     =======

Net loss per share from discontinued operations:
  Basic                                           $ (1.03)    $ (0.60)       $ (1.08)    $ (0.84)
                                                  =======     =======        =======     =======
  Diluted                                         $ (1.03)    $ (0.60)       $ (1.08)    $ (0.84)
                                                  =======     =======        =======     =======
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